Exhibit 24

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-219617, 333-199424, 333-197366, and 333-177502) and on Form S-8 (Nos. 333-112201, 333-165127, 333-169337, 333-174639, and 333-175545) of BCB Bancorp, Inc. of our report dated March 6, 2018, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Iselin, New Jersey

March 18, 2019